Managed High Income Portfolio Inc.



Sub-Item 77C

Registrant incorporates by reference Registrant's Form-DEF14A dated SEPTEMBER 27, 2005 filed on SEPTEMBER 27, 2005.
(Accession No. 0001193125-05-192361)